Exhibit 99.1

Planet Reports Financial Results for Fourth Quarter and Full Fiscal Year 2026

Delivered Record Annual Revenue of $308 Million

Increased RPOs +106% YoY to $852 Million; Backlog +79% YoY to over $900 Million

Generated $134 Million of Net Cash Provided by Operating Activities and $53 Million Free Cash Flow in FY26

End of Period Cash, Cash Equivalents, and Short-Term Investments Increased 188% YoY to $640 Million

San Francisco, CA – March 19, 2025 – Planet Labs PBC (NYSE: PL) (“Planet” or the “Company”), a leading provider of daily data and insights about change on Earth, today announced financial results for the period ended January 31, 2026.

“Planet had a transformational year driven by strong momentum in satellite services, including most recently with Sweden, as well as launching 40 satellites, and inking an R&D partnership with Google to explore data centers in space,” said Will Marshall, Planet’s Co-Founder, Chief Executive Officer and Chairperson. “We delivered record revenue, with Q4 growing 41% year-on-year, and ended the year with $900 million of backlog, representing 79% growth year-on-year. With this excellent backlog as well as our healthy pipeline, we project strong growth for this year and beyond. Consequently we’re leaning in and investing in the huge market opportunity in front of us. Just as satellite services were transformative last year, we expect AI to be transformative this year, enabling us to unlock massive markets even faster. In all, we’re playing to win.”

Ashley Johnson, Planet’s President and Chief Financial Officer, added, “We delivered record revenue, our first fiscal year of Adjusted EBITDA and free cash flow profitability, and closed the year with $640 million of cash, cash equivalents, and short-term investments.” Ms. Johnson continued, “Achieving these major milestones is a direct reflection of the hard work and dedication of our global teams. Their unwavering commitment to delivering innovative solutions and exceptional value for our customers has strengthened our financial foundation and positioned us for sustainable, profitable growth.”

Fiscal Fourth Quarter and Full Year 2026 Financial and Key Metric Highlights:

•
Fourth quarter revenue increased 41% year-over-year to a record $86.8 million.
•
Full year revenue increased 26% year-over-year to a record $307.7 million.
•
Percent of recurring annual contract value (ACV) was 98% as of the end of fiscal year 2026.
•
Fourth quarter gross margin was 54%, compared to 62% in the fourth quarter of fiscal year 2025. Fourth quarter non-GAAP gross margin was 57%, compared to 65% in the fourth quarter of fiscal year 2025.
•
Full year gross margin was 56%, compared to 57% in fiscal year 2025. Full year non-GAAP gross margin was 59%, compared to 60% in fiscal year 2025.
•
Fourth quarter net loss was ($152.5) million, compared to ($35.2) million in the fourth quarter of fiscal year 2025. The fourth quarter of fiscal year 2026 net loss included an approximate ($122.6) million revaluation loss from the change in fair value of warrant liabilities related to stock price appreciation during the period.
•
Full year net loss was ($246.9) million, compared to ($123.2) million in fiscal year 2025. Full year net loss included an approximate ($161.4) million revaluation loss from the change in fair value of warrant liabilities during the fiscal year 2026 related to stock price appreciation during the period.
•
Fourth quarter adjusted EBITDA profit was $2.3 million, compared to $2.4 million in the fourth quarter of fiscal year 2025.
•
Full year adjusted EBITDA profit was $15.5 million, compared to a ($10.6) million loss in fiscal year 2025.
•
Fourth quarter GAAP net loss per share was ($0.48) and non-GAAP net loss per share was ($0.00). Fourth quarter GAAP net loss per share included an approximate ($0.39) impact from the change in fair value of warrant liabilities related to stock price appreciation during the period
•
Full year GAAP net loss per share was ($0.80) and non-GAAP net loss per share was ($0.04). Full year GAAP net loss per share included an approximate ($0.52) impact from the change in fair value of warrant liabilities related to stock price appreciation during the period.
•
Full year net cash provided by operating activities was $134.4 million, and full year free cash flow was $52.9 million.
•
Ended the quarter with $640.1 million in cash, cash equivalents and short-term investments.

Please see “Planet’s Use of Non-GAAP Financial Measures” below for a discussion on how Planet calculates the non-GAAP financial measures presented herein. In addition, reconciliations to the most directly comparable U.S. GAAP financial measures are provided in the tables at the end of this release.

Recent Business Highlights:

Growing Customer and Partner Relationships

•
Swedish Armed Forces: During the quarter, Planet was awarded a multi-year, low nine-figure agreement by Sweden to rapidly deliver a suite of satellites, space-based data and awareness solutions to support the country’s peace and security operations. This agreement marked Planet’s third satellite services contract in twelve months.
•
U.S. Defense Innovation Unit (DIU): During the quarter, DIU awarded Planet a seven-figure extension of its pilot in support of the U.S. Indo-Pacific Command (INDOPACOM), which is designed to deliver vital indications and warnings. The short-term contract demonstrates how customers can leverage Planet data and AI-powered analytics to monitor sites of strategic interest for critical changes and threats.
•
U.S. Defense Innovation Unit (DIU): DIU also exercised an option during the quarter under its existing Hybrid Space Architecture (HSA) pilot with Planet for just under $1 million. The short-term contract is to demonstrate the cutting-edge capabilities of Planet's next generation high-resolution Pelican satellites.
•
NATO: During the quarter, Allied Command Transformation, NATO’s Strategic Warfare Development Command, maintained its selection of Planet to deliver persistent space-based surveillance and enhanced indications and warnings capabilities. This seven-figure agreement reinforces NATO's commitment to maintaining a technological edge through advanced daily monitoring. The contract extension underscores Planet’s position as a trusted and essential partner for customers seeking to bolster their strategic capabilities.
•
German Federal Agency for Cartography and Geodesy (BKG): During the quarter, Planet was awarded a seven-figure renewal and expansion by BKG. Under the renewal, BKG will continue its country-wide partnership through which employees of more than 400 German federal institutions can gain access to Planet’s data to help promote public and civil safety throughout the entire Federal Republic of Germany. BKG has expanded its access to track permafrost thawing across the Arctic.
•
Slovenia: In January, Planet announced an enterprise-scale agreement with the Surveying and Mapping Authority of the Republic of Slovenia (GURS) to provide comprehensive satellite data and high-resolution tasking capabilities across the country’s civil public administration in support of agriculture, urban planning, and disaster management.
•
SHIELD IDIQ: In February, the U.S. Department of War’s Missile Defense Agency selected Planet as a Prime contractor for the Scalable Homeland Innovative Enterprise Layered Defense (SHIELD) indefinite-delivery/indefinite-quantity (IDIQ) contract vehicle. Planet will now compete for awards under the program.
•
San Diego Gas & Electric (SDG&E): During the quarter, Planet was awarded a 3-year renewal by SDG&E. Through its long-term relationship with Planet, SDG&E has pioneered the integration of Planet’s high-cadence satellite data directly into its wildfire risk models and operational decision-making, paying dividends as the organization navigates increasingly dynamic climate and vegetation conditions across Southern California.
•
AiDash: During the quarter, Planet signed a strategic partnership with AiDASH, becoming the preferred provider of daily and weekly fuel monitoring data for utility wildfire risk mitigation across North America. The partnership is already generating commercial traction: leading investor-owned utilities are actively using Planet's data to identify where and when to deploy fuel treatment resources — reducing ignition risk and targeting high-priority clearance with precision that was not previously possible.

Financial Outlook

For the first quarter of fiscal year 2027, ending April 30, 2026, Planet expects revenue to be in the range of approximately $87 million to $91 million. Non-GAAP gross margin is expected to be in the range of approximately 49% to 51%. Adjusted EBITDA loss is expected to be in the range of approximately ($6) million to ($3) million for the quarter. Capital expenditures are expected to be in the range of approximately $17 million and $23 million for the quarter.

For the full fiscal year 2027, Planet expects revenue to be in the range of approximately $415 million to $440 million. Non-GAAP gross margin is expected to be in the range of approximately 50% to 52%. Adjusted EBITDA profit is expected to be in the range of approximately $0 and $10 million. Capital expenditures are expected to be in the range of approximately $80 million and $95 million for the year.

Planet has not reconciled its non-GAAP financial outlook to the most directly comparable GAAP measures because certain reconciling items, such as stock-based compensation expenses, change in fair value of warrant liabilities, and depreciation and amortization are uncertain or out of Planet’s control and cannot be reasonably predicted. The actual amount of these expenses during the first quarter of fiscal year 2027 and full fiscal year 2027 will have a significant impact on Planet’s future GAAP financial results. Accordingly, a reconciliation of Planet’s non-GAAP outlook to the most comparable GAAP measures is not available without unreasonable efforts.

The foregoing forward-looking statements reflect Planet’s expectations as of today’s date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially.

Webcast and Conference Call Information

Planet will host a conference call at 5:00 p.m. ET / 2:00 p.m. PT today, March 19, 2026. The webcast can be accessed at www.planet.com/investors/. The webcast replay will be available at the same location approximately two hours following the event and will remain accessible for at least 1 year. If you would prefer to register for the conference call, please go to the following link: https://events.q4inc.com/attendee/653725831. You will then receive your access details via email.

Additionally, a supplemental presentation has been provided on Planet’s investor relations page.

About Planet Labs PBC

Planet is a leading provider of global, daily satellite imagery and geospatial solutions. Planet is driven by a mission to image the world every day, and make change visible, accessible and actionable. Founded in 2010 by three NASA scientists, Planet designs, builds, and operates the largest Earth observation fleet of imaging satellites. Planet provides mission-critical data, advanced insights, and software solutions to customers comprising the world’s leading agriculture, forestry, intelligence, education and finance companies and government agencies, enabling users to simply and effectively derive unique value from satellite imagery. Planet is a public benefit corporation listed on the New York Stock Exchange as PL. To learn more visit www.planet.com and follow us on X (formerly Twitter) or tune in to HBO’s ‘Wild Wild

Space’.

Channels for Disclosure of Information

Planet intends to announce material information to the public through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, webcasts, the investor relations section of its website (investors.planet.com) and its blog (planet.com/pulse) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD. It is possible that the information Planet posts on its website could be deemed to be material information. As such, Planet encourages investors, the media, and others to follow the channels listed above and to review the information disclosed through such channels.

Planet’s Use of Non-GAAP Financial Measures

This press release includes non-GAAP gross profit, non-GAAP gross margin, certain non-GAAP expenses described further below, non-GAAP loss from operations, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, adjusted EBITDA, backlog and free cash flow, which are non-GAAP measures the Company uses to supplement its results presented in accordance with U.S. GAAP. The Company includes these non-GAAP financial measures because they are used by management to evaluate the Company’s core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments.

Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, as a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. The non-GAAP financial measures presented are not based on any standardized methodology prescribed by U.S. GAAP and are not necessarily comparable to similarly-titled measures presented by other companies, which may have different definitions from the Company’s. Further, certain of the non-GAAP financial measures presented exclude stock-based compensation expenses, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for the Company and an important part of its compensation strategy.

Non-GAAP Gross Profit and Non-GAAP Gross Margin: The Company defines and calculates Non-GAAP gross profit as gross profit adjusted for stock-based compensation, amortization of acquired intangible assets, restructuring costs, and employer payroll taxes related to earnout share vesting. The Company defines non-GAAP gross margin as non-GAAP gross profit divided by revenue.

Non-GAAP Expenses: The Company defines and calculates non-GAAP cost of revenue, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, and non-GAAP general and administrative expenses as, in each case, the corresponding U.S. GAAP financial measure (cost of revenue, research and development expenses, sales and marketing expenses, and general and administrative expenses) adjusted for stock-based compensation, amortization of acquired intangible assets, restructuring costs, certain litigation expenses, and employer payroll taxes related to earnout share vesting, that are classified within each of the corresponding U.S. GAAP financial measures.

Non-GAAP Loss from Operations: The Company defines and calculates non-GAAP loss from operations as loss from operations adjusted for stock-based compensation, amortization of acquired intangible assets, restructuring costs, certain litigation expenses, and employer payroll taxes related to earnout share vesting.

Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per Diluted Share: The Company defines and calculates non-GAAP net income (loss) as net loss adjusted for stock-based compensation, amortization of acquired intangible assets, restructuring costs, certain litigation expense, employer payroll taxes related to earnout share vesting, change in fair value of warrant liabilities, and the income tax effects of the non-GAAP adjustments. The Company defines and calculates non-GAAP net income (loss) per diluted share as non-GAAP net income (loss) divided by diluted weighted-average common shares outstanding.

Adjusted EBITDA: The Company defines and calculates adjusted EBITDA as net income (loss) before the impact of interest income and expense, income tax provision and depreciation and amortization, and further adjusted for the following items: stock-based compensation, change in fair value of warrant liabilities, other income (expense), net, restructuring costs, certain litigation expenses, and employer taxes related to earnout share vesting.

The Company presents non-GAAP gross profit, non-GAAP gross margin, certain non-GAAP expenses described above, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per diluted share and adjusted EBITDA because the Company believes these measures are frequently used by analysts, investors and other interested parties to evaluate companies in Planet’s industry and facilitates comparisons on a consistent basis across reporting periods. Further, the Company believes these measures are helpful in highlighting trends in its operating results because they exclude items that are not indicative of the Company’s core operating performance.

Backlog: The Company defines and calculates backlog as remaining performance obligations plus the cancelable portion of the contract value for contracts that provide the customer with a right to terminate for convenience without incurring a substantive termination penalty and written orders where funding has not been appropriated. Backlog does not include unexercised contract options. Remaining performance obligations represent the amount of contracted future revenue that has not yet been recognized, which includes both deferred revenue and non-cancelable contracted revenue that will be invoiced and recognized in revenue in future periods. Remaining performance obligations do not include contracts which provide the customer with a right to terminate for convenience without incurring a substantive termination penalty, written orders where funding has not been appropriated and unexercised contract options.

An increasing and meaningful portion of the Company’s revenue is generated from contracts with the U.S. government and other government customers. Cancellation provisions, such as termination for convenience clauses, are common in contracts with the U.S. government and certain other government customers. The Company presents backlog because the portion of its customer contracts with such cancellation provisions represents a meaningful amount of the Company’s expected future revenues. Management uses backlog to more effectively forecast the Company’s future business and results, which supports decisions around capital allocation. It also helps the Company identify future growth or operating trends that may not otherwise be apparent. The Company also believes backlog is useful for investors in forecasting the Company’s future results and understanding the growth of its business. Customer cancellation provisions relating to termination for convenience clauses and funding appropriation requirements are outside of the Company’s control, and as a result, the Company may fail to realize the full value of such contracts.

Free Cash Flow: The Company defines and calculates free cash flow as cash provided by (used in) operating activities less purchases of property and equipment and capitalized internal-use software costs.

The Company presents free cash flow because it believes free cash flow provides useful supplemental information to help investors understand underlying trends in the Company’s business and liquidity. Management uses free cash flow, in addition to GAAP measures, to help manage our business, prepare budgets, and for annual planning.

Rule of 40: The Company defines and calculates Rule of 40 as the sum of year-over-year revenue growth and Adjusted EBITDA margin as a percent of revenue. The Company may refer to a “Rule of” number other than 40 to refer to the sum of revenue growth and Adjusted EBITDA margin as a percent of revenue for the period given.

Other Key Metrics

ACV and EoP ACV Book of Business: In connection with the calculation of several of the key operational and business metrics we utilize, the Company calculates annual contract value (“ACV”) for contracts of one year or greater as the total amount of value that a customer has contracted to pay for the most recent 12 month period for the contract. ACV includes imagery licensing arrangements, data solutions, and dedicated image tasking capacity but excludes customers that are exclusively Planet Insights Platform (which has integrated the former Sentinel Hub platform) self-service paying users, as well as the value of any satellite services contracts. For short-term contracts (contracts less than 12 months), ACV is equal to total contract value.

The Company also calculates EoP ACV book of business in connection with the calculation of several of the key operational and business metrics we utilize. The Company defines EoP ACV book of business as the sum of the ACV of all contracts that are active on the last day of the period pursuant to the effective dates and end dates of such contracts, excluding customers that are exclusively Planet Insights Platform self-service paying users, as well as the value of any satellite services contracts. Active contracts exclude any contract that has been canceled, expired prior to the last day of the period without renewing, or for any other reason is not expected to generate revenue in the subsequent period. For contracts ending on the last day of the period, the ACV is either updated to reflect the ACV of the renewed contract or, if the contract has not yet renewed or extended, the ACV is excluded from the EoP ACV book of business. The Company does not annualize short-term contracts in calculating its EoP ACV book of business. The Company calculates the ACV of usage-based contracts based on the committed contracted revenue or the revenue achieved on the usage-based contract in the prior 12-month period.

Percent of Recurring ACV: Percent of recurring ACV is the portion of the total EoP ACV book of business that is recurring in nature. The Company defines EoP ACV book of business as the sum of the ACV of all contracts that are active on the last day of the period pursuant to the effective dates and end dates of such contracts. ACV includes imagery licensing arrangements, data solutions, and dedicated image tasking capacity but excludes customers that are exclusively Planet Insights Platform (which has integrated the former Sentinel Hub platform) self-service paying users, as well as the value of any satellite services contracts. The Company defines percent of recurring ACV as the dollar value of all data subscription contracts and the committed portion of usage-based contracts (excluding customers that are exclusively Planet Insights Platform self-service paying users) divided by the total dollar value of all contracts in our EoP ACV book of business. The Company believes percent of recurring ACV is useful to investors to better understand how much of the Company’s revenue is from customers that have the potential to renew their contracts over multiple years rather than being one-time in nature. The Company tracks percent of recurring ACV to inform estimates for the future revenue growth potential of our business and improve the predictability of our financial results. There are no significant estimates underlying management’s calculation of percent of recurring ACV, but management applies judgment as to which customers have an active contract at a period end for the purpose of determining EoP ACV book of business, which is used as part of the calculation of percent of recurring ACV.

EoP Customer Count: The Company defines EoP customer count as the total count of all existing customers at the end of the period excluding customers that are exclusively Planet Insights Platform (which has integrated the former Sentinel Hub platform) self-service paying users. For EoP customer count, the Company defines existing customers as customers with an active contract with the Company at the end of the reported period. For the purpose of this metric, the Company defines a customer as a distinct entity that uses the Company’s data or services. The Company sells directly to customers, as well as indirectly through its partner network. If a partner does not provide the end customer’s name, then the partner is reported as the customer. Each customer, regardless of the number of active opportunities with the Company, is counted only once. For example, if a customer utilizes multiple products of Planet, the Company only counts that customer once for purposes of EoP customer count. A customer with multiple divisions, segments, or subsidiaries are also counted as a single unique customer based on the parent organization or parent account. For EoP customer count, the Company does not include users that only utilize the Company’s self-service Planet Insights Platform web based ordering system, which the Company acquired in August 2023, and which offers standard starter packages on a monthly or annual basis. Management applies judgment as to which customers are deemed to have an active contract in a period, as well as whether a customer is a distinct entity that uses the Company’s data or services.

Our business has recently evolved to focus the efforts of our direct sales team on large customer opportunities and to increasingly leverage our self-service Planet Insights Platform to provide access to our data for customers (of whom are not included in EoP Customer Count because they exclusively utilize our self-serve model). As a result, EoP Customer Count has become less meaningful as a business metric. Therefore, beginning in the first quarter of the fiscal year ending January 31, 2027, we will no longer report EoP Customer Count as a key business metric.

Capital Expenditures as a Percentage of Revenue: The Company defines capital expenditures as purchases of property and equipment plus capitalized internally developed software development costs, which are included in our statements of cash flows from investing activities. The Company defines capital expenditures as a percentage of revenue as the total amount of capital expenditures divided by total revenue in the reported period. Capital expenditures as a percentage of revenue is a performance measure that we use to evaluate the appropriate level of capital expenditures needed to support demand for the Company’s data services and related revenue, and to provide a comparable view of the Company’s performance relative to other earth observation companies, which may invest significantly greater amounts in their satellites to deliver their data to customers. The Company uses an agile space systems strategy, which means we invest in a larger number of significantly lower cost satellites and software infrastructure to automate the management of the satellites and to deliver the Company’s data to clients. As a result of the Company’s strategy and business model, the Company’s capital expenditures may be more similar to software companies with large data center infrastructure costs. Therefore, the Company believes it is important to look at the level of capital expenditure investments relative to revenue when evaluating the Company’s performance relative to other earth observation companies or to other software and data companies with significant data center infrastructure investment requirements. The Company believes capital expenditures as a percentage of revenue is a useful metric for investors because it provides visibility to the level of capital expenditures required to operate the Company and the Company’s relative capital efficiency.

Net Dollar Retention Rate: The Company defines Net Dollar Retention Rate as the percentage of ACV generated by existing customers in a given period as compared to the ACV of all contracts at the beginning of the fiscal year from the same set of existing customers. The Company defines existing customers as customers with an active contract with the Company. The Company believes Net Dollar Retention Rate is a useful metric for investors as it can be used to measure its ability to retain and grow revenue generated from its existing customers, on which its ability to drive long-term growth and profitability is, in part, dependent. The Company uses Net Dollar Retention Rate to assess customer adoption of new products, inform opportunities to make improvements across its products, identify opportunities to improve operations, and manage go to market functions, as well as to understand how much future growth may come from cross-selling and up-selling customers. Management applies judgment in determining the value of active contracts in a given period, as set forth in the definition of ACV.

Net Dollar Retention Rate including Winbacks: The Company assesses two metrics for net dollar retention–Net Dollar Retention Rate, as described above, and Net Dollar Retention Rate including winbacks. A winback is a previously existing customer that was inactive at the start of the measurement period but has reactivated during the measurement period. The reactivation period must be within 24 months from the last active contract with the customer; otherwise, the customer is counted as a new customer and therefore excluded from the retention rate metrics. The Company defines Net Dollar Retention Rate including winbacks as the percentage of ACV generated by existing customers and winbacks in a given period as compared to the ACV of all contracts at the beginning of the fiscal year from the same set of existing customers. The Company believes this metric is useful to investors as it captures the value of customer contracts that resume business with the Company after being inactive and thereby provides a quantification of the Company’s ability to recapture lost business. Management uses this metric to understand the adoption of our products and long-term customer retention, as well as the success of marketing campaigns and sales initiatives in re-engaging inactive customers. Beyond the judgments underlying managements’ calculation of Net Dollar Retention Rate set forth above, there are no additional assumptions or estimates made in connection with Net Dollar Retention Rate including winbacks.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or Planet’s future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “target,” “anticipate,” “intend,” “develop,” “evolve,” “plan,” “seek,” “may,” “will,” “could,” “can,” “should,” “would,” “believes,” “predicts,” “potential,” “strategy,” “opportunity,” “aim,” “conviction,” “continue,” “positioned,” “structured” or the negative of these words or other similar terms or expressions that concern Planet’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding Planet’s financial guidance and outlook, expected financial and operating results, the expected value of contracts that Planet has entered into and the timing and amount of revenue that Planet will recognize, Planet’s growth opportunities, Planet’s expectations regarding future product development and performance, including with respect to AI, Planet’s expectations regarding the launch and operations of its satellites, including with respect to timing, and Planet’s expectations regarding its strategies with respect to its markets and customers, including trends in customer demand. Planet’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks related to the macroeconomic environment and risks regarding Planet’s ability to forecast Planet’s performance due to Planet’s limited operating history. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Planet’s filings with the Securities and Exchange Commission (“SEC”), including Planet’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and any subsequent filings with the SEC that Planet may make. All forward-looking statements reflect Planet’s beliefs and assumptions only as of the date of this press release. Planet undertakes no obligation to update forward-looking statements to reflect future events or circumstances, except as may be required by law. Planet’s results for the fourth quarter and full year ended January 31, 2026, are not necessarily indicative of its operating results for any future periods.

PLANET

CONSOLIDATED BALANCE SHEETS

	January 31,
(in thousands)	2026	2025
Assets
Current assets
Cash and cash equivalents	$229,441	$118,048
Restricted cash and cash equivalents, current	642	6,598
Short-term investments	410,649	104,027
Accounts receivable, net	83,528	55,833
Inventories	6,118	—
Prepaid expenses and other current assets	44,984	17,719
Total current assets	775,362	302,225
Property and equipment, net	150,573	121,749
Capitalized internal-use software, net	21,475	18,974
Goodwill	143,452	136,349
Intangible assets, net	26,633	27,452
Restricted cash and cash equivalents, non-current	5,471	5,348
Operating lease right-of-use assets	14,588	19,752
Other non-current assets	8,132	1,947
Total assets	$1,145,686	$633,796
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$10,612	$2,604
Accrued and other current liabilities	55,874	42,600
Deferred revenue	220,572	82,275
Liability from early exercise of stock options	1,793	5,378
Operating lease liabilities, current	7,296	9,221
Public and private placement warrant liabilities	173,308	—
Total current liabilities	469,455	142,078
Deferred revenue	27,522	11,182
Deferred hosting costs	4,034	5,368
Public and private placement warrant liabilities	—	18,077
Operating lease liabilities, non-current	8,300	12,392
Contingent consideration	—	2,883
Convertible notes	446,884	—
Other non-current liabilities	1,060	530
Total liabilities	957,255	192,510
Stockholders’ equity
Common stock	34	28
Additional paid-in capital	1,631,896	1,645,356
Accumulated other comprehensive income (loss)	6,362	(1,097)
Accumulated deficit	(1,449,861)	(1,203,001)
Total stockholders’ equity	188,431	441,286
Total liabilities and stockholders’ equity	$1,145,686	$633,796

PLANET

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended January 31,		Year Ended January 31,
(in thousands, except share and per share amounts)	2026	2025	2026	2025
Revenue	$86,822	$61,554	$307,727	$244,352
Cost of revenue	39,792	23,339	135,242	104,627
Gross profit	47,030	38,215	172,485	139,725
Operating expenses
Research and development	32,193	22,951	106,749	101,006
Sales and marketing	20,005	15,681	72,676	77,694
General and administrative	30,834	18,949	88,133	77,147
Total operating expenses	83,032	57,581	267,558	255,847
Loss from operations	(36,002)	(19,366)	(95,073)	(116,122)
Interest income	5,859	1,965	14,329	10,257
Interest expense	(1,591)	(277)	(3,436)	(832)
Change in fair value of warrant liabilities	(122,635)	(16,242)	(161,400)	(15,116)
Other income (expense), net	4,360	(138)	3,375	1,077
Total other income (expense), net	(114,007)	(14,692)	(147,132)	(4,614)
Loss before provision for income taxes	(150,009)	(34,058)	(242,205)	(120,736)
Provision for income taxes	2,446	1,096	4,655	2,460
Net loss	$(152,455)	$(35,154)	$(246,860)	$(123,196)
Basic and diluted net loss per share attributable to common stockholders	$(0.48)	$(0.12)	$(0.80)	$(0.42)
Basic and diluted weighted-average common shares outstanding used in computing net loss per share attributable to common stockholders	317,367,643	296,441,988	307,799,424	292,124,291

PLANET

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2026	2025	2026	2025
Net loss	$(152,455)	$(35,154)	$(246,860)	$(123,196)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment	1,633	(2,422)	7,186	(2,581)
Change in fair value of available-for-sale securities	271	(22)	273	(110)
Other comprehensive income (loss), net of tax	1,904	(2,444)	7,459	(2,691)
Comprehensive loss	$(150,551)	$(37,598)	$(239,401)	$(125,887)

PLANET

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended January 31,
(in thousands)	2026	2025
Operating activities
Net loss	$(246,860)	$(123,196)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	41,825	45,637
Stock-based compensation, net of capitalized cost	54,995	48,485
Change in fair value of warrant liabilities	161,400	15,116
Change in fair value of contingent consideration	465	3,437
Other	1,225	(920)
Changes in operating assets and liabilities
Accounts receivable	(30,225)	(11,984)
Inventories	(609)	—
Prepaid expenses and other assets	(11,138)	8,366
Accounts payable, accrued and other liabilities	13,800	(13,337)
Deferred revenue	151,054	15,572
Deferred hosting costs	(1,570)	(1,550)
Net cash provided by (used in) operating activities	134,362	(14,374)
Investing activities
Purchases of property and equipment	(76,714)	(44,297)
Capitalized internal-use software	(4,783)	(5,322)
Maturities of available-for-sale securities	90,009	61,396
Sales of available-for-sale securities	33,229	192,522
Purchases of available-for-sale securities	(428,008)	(140,240)
Business acquisition, net of cash acquired	(5,400)	(1,068)
Purchases of licensed imagery intangible assets	(1,451)	(4,785)
Other	—	(300)
Net cash provided by (used in) investing activities	(393,118)	57,906
Financing activities
Proceeds from the exercise of common stock options	27,708	4,375
Payments for withholding taxes related to the net share settlement of equity awards	(72,729)	(11,938)
Proceeds from employee stock purchase program	2,802	1,549
Payments of contingent consideration for business acquisitions	(4,047)	(8,783)
Payment of indemnification holdback for business acquisition	(5,000)	—
Proceeds from issuance of convertible notes, net of discount	448,759	—
Payment of debt issuance costs	(2,929)	—
Proceeds from the exercise of warrants	4,845	—
Purchase of capped call transactions	(39,560)	—
Other	(2,797)	(738)
Net cash provided by (used in) financing activities	357,052	(15,535)
Effect of exchange rate changes on cash and cash equivalents, and restricted cash and cash equivalents	7,264	(201)
Net increase (decrease) in cash and cash equivalents, and restricted cash and cash equivalents	105,560	27,796
Cash and cash equivalents, and restricted cash and cash equivalents at the beginning of the period	129,994	102,198
Cash and cash equivalents, and restricted cash and cash equivalents at the end of the period	$235,554	$129,994

PLANET

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2026	2025	2026	2025
Net loss	$(152,455)	$(35,154)	$(246,860)	$(123,196)
Interest income	(5,859)	(1,965)	(14,329)	(10,257)
Interest expense	1,591	277	3,436	832
Income tax provision	2,446	1,096	4,655	2,460
Depreciation and amortization	10,213	9,272	41,825	45,637
Change in fair value of warrant liabilities	122,635	16,242	161,400	15,116
Stock-based compensation	15,524	12,018	54,995	48,485
Restructuring costs (1)	—	50	20	10,574
Certain litigation expenses (2)	9,999	404	11,189	799
Employer payroll taxes related to earnout share vesting	2,539	—	2,539	—
Other income (expense), net	(4,360)	138	(3,375)	(1,077)
Adjusted EBITDA	$2,273	$2,378	$15,495	$(10,627)

(1) As part of the 2024 headcount reduction, we recognized $10.6 million of severance and other employee costs for the fiscal year ended January 31, 2025. For the fiscal year ended January 31, 2025, the restructuring related stock-based compensation benefits of $1.4 million is included on its respective line item.

(2) Expenses relating to the Delaware class action lawsuit and an acquisition-related dispute.

PLANET

RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended January 31,		Year Ended January 31,
(In thousands)	2026	2025	2026	2025
Reconciliation of cost of revenue:
GAAP cost of revenue	$39,792	$23,339	$135,242	$104,627
Less: Stock-based compensation	1,761	904	6,881	3,467
Less: Amortization of acquired intangible assets	821	705	2,933	3,003
Less: Employer payroll taxes related to earnout share vesting	303	—	303	—
Less: Restructuring costs	—	10	15	1,322
Non-GAAP cost of revenue	$36,907	$21,720	$125,110	$96,835

Reconciliation of gross profit:
GAAP gross profit	$47,030	$38,215	$172,485	$139,725
Add: Stock-based compensation	1,761	904	6,881	3,467
Add: Amortization of acquired intangible assets	821	705	2,933	3,003
Add: Employer payroll taxes related to earnout share vesting	303	—	303	—
Add: Restructuring costs	—	10	15	1,322
Non-GAAP gross profit	$49,915	$39,834	$182,617	$147,517
GAAP gross margin	54%	62%	56%	57%
Non-GAAP gross margin	57%	65%	59%	60%

Reconciliation of operating expenses:
GAAP research and development	$32,193	$22,951	$106,749	$101,006
Less: Stock-based compensation	6,414	4,505	19,401	16,625
Less: Employer payroll taxes related to earnout share vesting	1,134	—	1,134	—
Less: Restructuring costs	—	(3)	—	3,461
Non-GAAP research and development	$24,645	$18,449	$86,214	$80,920
GAAP sales and marketing	$20,005	$15,681	$72,676	$77,694
Less: Stock-based compensation	2,062	1,873	8,015	8,736
Less: Amortization of acquired intangible assets	132	126	488	599
Less: Employer payroll taxes related to earnout share vesting	574	—	574	—
Less: Restructuring costs	—	49	6	4,506
Non-GAAP sales and marketing	$17,237	$13,633	$63,593	$63,853
GAAP general and administrative	$30,834	$18,949	$88,133	$77,147
Less: Stock-based compensation	5,287	4,736	20,698	19,657
Less: Amortization of acquired intangible assets	23	36	112	187
Less: Employer payroll taxes related to earnout share vesting	528	—	528	—
Less: Restructuring costs	—	(6)	(1)	1,285
Less: Certain litigation expenses	9,999	404	11,189	799
Non-GAAP general and administrative	$14,997	$13,779	$55,607	$55,219

Reconciliation of loss from operations
GAAP loss from operations	$(36,002)	$(19,366)	$(95,073)	$(116,122)
Add: Stock-based compensation	15,524	12,018	54,995	48,485
Add: Amortization of acquired intangible assets	976	867	3,533	3,789
Add: Employer payroll taxes related to earnout share vesting	2,539	—	2,539	—
Add: Restructuring costs	—	50	20	10,574
Add: Certain litigation expenses	9,999	404	11,189	799
Non-GAAP loss from operations	$(6,964)	$(6,027)	$(22,797)	$(52,475)

PLANET

RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended January 31,		Year Ended January 31,
(In thousands, except share and per share amounts)	2026	2025	2026	2025
Reconciliation of net loss
GAAP net loss	$(152,455)	$(35,154)	$(246,860)	$(123,196)
Add: Stock-based compensation	15,524	12,018	54,995	48,485
Add: Amortization of acquired intangible assets	976	867	3,533	3,789
Add: Employer payroll taxes related to earnout share vesting	2,539	—	2,539	—
Add: Restructuring costs	—	50	20	10,574
Add: Certain litigation expenses	9,999	404	11,189	799
Add: Change in fair value of warrant liabilities	122,635	16,242	161,400	15,116
Income tax effect of non-GAAP adjustments	(400)	458	(400)	(868)
Non-GAAP net loss	$(1,182)	$(5,115)	$(13,584)	$(45,301)

Reconciliation of net loss per share, diluted
GAAP net loss	$(152,455)	$(35,154)	$(246,860)	$(123,196)
Non-GAAP net loss	$(1,182)	$(5,115)	$(13,584)	$(45,301)

GAAP net loss per share, basic and diluted (1)	$(0.48)	$(0.12)	$(0.80)	$(0.42)
Add: Stock-based compensation	0.05	0.04	0.18	0.17
Add: Amortization of acquired intangible assets	0.00	0.00	0.01	0.01
Add: Employer payroll taxes related to earnout share vesting	0.01	—	0.01	—
Add: Restructuring costs	—	0.00	0.00	0.04
Add: Certain litigation expenses	0.03	0.00	0.04	0.00
Add: Change in fair value of warrant liabilities	0.39	0.05	0.52	0.05
Income tax effect of non-GAAP adjustments	(0.00)	0.00	(0.00)	(0.00)
Non-GAAP net loss per share, diluted (2) (3)	$(0.00)	$(0.02)	$(0.04)	$(0.16)

Weighted-average shares used in computing GAAP net loss per share, basic and diluted (1)	317,367,643	296,441,988	307,799,424	292,124,291
Weighted-average shares used in computing Non-GAAP net loss per share, diluted (2)	317,367,643	296,441,988	307,799,424	292,124,291

(1) Basic and diluted GAAP net loss per share was the same for each period presented as the inclusion of all potential Class A common stock and Class B common stock outstanding would have been anti-dilutive.

(2) Non-GAAP net loss per share, diluted is calculated using weighted-average shares, adjusted for dilutive potential shares assumed outstanding during the period. No adjustment was made to weighted-average shares for each period presented as the inclusion of all potential Class A common stock and Class B common stock outstanding would have been anti-dilutive.

(3) Totals may not sum due to rounding. Figures are calculated based upon the respective underlying non-rounded data.

PLANET

RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES

The table below reconciles Backlog to remaining performance obligations for the periods indicated:

	Year Ended January 31,
(in thousands)	2026	2025
Remaining performance obligations	$852,435	$412,829
Cancelable amount of contract value	47,992	90,920
Backlog	$900,427	$503,749

For remaining performance obligations as of January 31, 2026, the Company expects to recognize approximately 34% within the next 12 months, approximately 65% within the next 24 months, and the remainder thereafter. For Backlog as of January 31, 2026, the Company expects to recognize approximately 37% within the next 12 months, approximately 67% within the next 24 months, and the remainder thereafter.

PLANET

RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES

The table below reconciles free cash flow to net cash provided by (used in) operating activities for the periods indicated:

	Year Ended January 31,
(in thousands)	2026	2025
Net cash provided by (used in) operating activities	$134,362	$(14,374)
Purchases of property and equipment	(76,714)	(44,297)
Capitalized internal-use software	(4,783)	(5,322)
Free cash flow	$52,865	$(63,993)

Investor Contact

Cleo Palmer-Poroner

Planet Labs PBC

ir@planet.com

Press Contact

Trevor Hammond

Planet Labs PBC

comms@planet.com